EXHIBIT 10.88
                              ASSIGNMENT AGREEMENT
           (OF COLLABORATION AGREEMENT BETWEEN GENTA JAGO AND GENSIA)


This ASSIGNMENT AGREEMENT effective as of October 1, 1996 (this "AGREEMENT") is entered into among GENSIA, INC., a Delaware corporation having a place of business at 9360 Towne Center Drive, San Diego, California 92121, U.S.A. (hereinafter referred to as "GENSIA"), and GENTA JAGO TECHNOLOGIES B.V., a Dutch company, having a place of business at Grundstrasse 12, CH-6343 Rotkreuz, Switzerland (hereinafter referred to as "GENTA JAGO"), and BRIGHTSTONE PHARMA, INC., a Delaware corporation having a place of business at 109 MacKenan Drive, Cary, North Carolina 27511, U.S.A. (hereinafter referred to as "BRIGHTSTONE") and SKYEPHARMA PLC, an English public company, having a place of business at 105 Piccadilly, London (hereinafter referred to as "SKYEPHARMA").


                                   WITNESSTH:


         WHEREAS, GENSIA and GENTA JAGO have entered into a certain Collaboration Agreement dated as of January 22, 1993 (as amended as of October 7, 1994, and thereafter, hereinafter the "GJT Collaboration Agreement")
regarding the development of - inter alia - a GEOMATRIX(R) formulation of Nifedipine (hereinafter the "Nifedipine Product"); and

         WHEREAS, GENSIA and Jagotec AG, a Swiss corporation (hereinafter "JAGOTEC") have entered into a certain License Agreement dated as of January 22, 1993 (as amended as of October 7, 1994 and thereafter; hereinafter the "License Agreement") regarding manufacturing rights for - inter alia - the Nifedipine Product; and

         WHEREAS, GENSIA and JAGO Pharma AG, a Swiss corporation (hereinafter "JAGO PHARMA") have entered into a certain Supply Agreement dated as of January 22, 1993 (as amended as of October 7, 1994 and thereafter; hereinafter the "Supply Agreement") regarding the manufacturing and supply of - inter alia - the Nifedipine Product; and

         WHEREAS, GENSIA and Boehringer Mannheim Pharmaceuticals Corporation, a Maryland corporation (hereinafter "BMPC") have entered into a certain License and Collaboration Agreement dated as of October 10, 1994 (hereinafter the "BMCT License and Collaboration Agreement") regarding the development and marketing of the Nifedipine Product; and

         WHEREAS, as the result of an internal corporate restructuring, Boehringer Mannheim Corporation, Therapeutics Division ("BMCT"), succeeded to the rights and obligations of BMPC under the BMCT License and Collaboration Agreement;

         WHEREAS, BRIGHTSTONE desires to assume, and GENSIA desires to assign to BRIGHTSTONE, all of GENSIA's rights and obligations under the GJT Collaboration Agreement as of the Effective Date (as defined below) and under the terms and subject to the conditions of this Agreement; and

         WHEREAS, GENTA JAGO is willing to consent to GENSIA's assignment and BRIGHTSTONE's assumption of GENSIA's rights and obligations under the GJT
Collaboration Agreement, under the terms and subject to the conditions of this Agreement; and

         WHEREAS, the GENTA JAGO and BRIGHTSTONE desire to amend certain provisions of the GJT Collaboration Agreement as of the Effective Date as set forth below.


         NOW, THEREFORE, for and in consideration of the premises, mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE 1
                      ASSIGNMENT, SUBSTITUTION AND RELEASE

         As of the Effective Date and subject to the terms and conditions of this Agreement,

1.1 GENSIA does assign and transfer to BRIGHTSTONE all of GENSIA's right, title and interest in and to, and all of GENSIA's liabilities, duties and obligations arising or becoming due on or after the Effective Date under the GJT Collaboration Agreement;

1.2 BRIGHTSTONE does assume such right, title, interest, liabilities, duties and obligations of GENSIA and does agree that it shall be substituted for GENSIA under the GJT Collaboration Agreement and that it will perform the obligations, liabilities and duties of GENSIA arising or becoming due on or after the Effective Date thereunder in accordance with the terms hereof and thereof;

1.3      SKYEPHARMA agrees to guarantee the performance of BRIGHTSTONE under the
         GJT  Collaboration   Agreement  as  it  will  be  amended  concurrently
         herewith; and

1.4      GENTA JAGO does consent to such assignment and substitution.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

2.1 Of Each Party to the Others. Each party hereby represents and warrants to the other parties as follows:

         (a) Corporate Existence. Such party is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction in which it is incorporated.

         (b) Authorization and Enforcement of Obligations. Such party has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party and constitutes a legal, valid and binding obligation, enforceable against such party in accordance with its terms.

         (c) Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with this Agreement have been obtained.

         (d) No Conflict. The execution and delivery of this Agreement and the performance of such party's obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of such party, except such conflicts that do not, individually or in the aggregate, have a material adverse effect on such party or do not materially adversely affect such party's ability to perform its obligations under this Agreement.

2.2 Of GENSIA and GENTA JAGO to Each Other, SKYEPHARMA and BRIGHTSTONE. Each of GENSIA and GENTA JAGO hereby represents and warrants to each other, SKYEPHARMA and BRIGHTSTONE that, immediately prior to the Effective Date, (a) the GJT Collaboration Agreement is in full force and effect; (b) the GJT Collaboration Agreement has not been amended, modified or altered (by amendment, side agreement or otherwise) other than as described in the recitals to this Agreement, (c) all amounts owing as of such date by GENSIA to GJT under the GJT Collaboration Agreement have been paid in full; (d) it has not received any notice of uncured past default under the GJT Collaboration Agreement, (e) there exists no uncured default or event which (with only the passage of time, the giving of notice or both) would constitute an uncured default of a material obligation under the GJT Collaboration Agreement, other than any default under the GJT Collaboration Agreement which directly or indirectly derives from or relates to the same or a related occurrence (or series of occurrences) which BMCT alleges (or may allege) constitutes a default under the BMCT License and Collaboration Agreement or the BMCT Amended License and Collaboration Agreement and
         (f) to the best of its knowledge, there exists no pending litigation, arbitration or similar proceeding to which it is a party, and it has not received written notice of any threatened litigation, arbitration or similar proceeding, relating to the GJT Collaboration Agreement or the activities contemplated by the GJT Collaboration Agreement.



                                    ARTICLE 3
                                    RELEASES


3.1 Release of GENSIA. GENTA JAGO, BRIGHTSTONE and SKYEPHARMA do hereby release, remise and forever discharge GENSIA and its officers, directors, shareholders, employees and agents from (i) liabilities of GENSIA resulting from acts of GENTA JAGO on or after the Effective Date arising from the GJT Collaboration Agreement; and (ii) those liabilities of GENSIA to GENTA JAGO, BRIGHTSTONE or SKYEPHARMA arising from the GJT Collaboration Agreement which have accrued prior to the Effective Date and are actually known by GENTA JAGO, BRIGHTSTONE or SKYEPHARMA. In no event shall the foregoing release apply to obligations and liabilities of GENSIA owing to third parties.

3.2 Release of GENTA JAGO, BRIGHTSTONE and SKYEPHARMA. GENSIA does hereby release, remise and forever discharge each of GENTA JAGO, BRIGHTSTONE and SKYEPHARMA and its officers, directors, shareholders, employees and agents from any and all liabilities and obligations arising out of or related to the GJT Collaboration Agreement which have accrued prior to the Effective Date and are actually known by GENSIA. In no event shall the foregoing release apply to obligations and liabilities of GENTA JAGO, BRIGHTSTONE or SKYEPHARMA owing to third parties.

                                    ARTICLE 4
                                 INDEMNIFICATION

4.1 Indemnification Provision. Each of SKYEPHARMA, BRIGHTSTONE AND GENTA JAGO severally agree to indemnify GENSIA and hold GENSIA harmless from and against all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs, incurred as a result of any claim, demand, action or other proceeding arising from the acts or omissions of SKYEPHARMA, BRIGHTSTONE AND GENTA JAGO, respectively, under the GJT Collaboration Agreement accruing on and after the Effective Date. GENTA JAGO further agrees to indemnify GENSIA and hold GENSIA harmless from and against all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs, arising from liabilities and obligations of GENSIA to GENTA JAGO arising out of or related to the GJT Collaboration Agreement which liabilities and obligations have accrued prior to the Effective Date and are actually known by GENTA JAGO; provided, however, that in no event shall SKYEPHARMA, BRIGHTSTONE OR GENTA JAGO indemnify GENSIA in respect of obligations and liabilities of GENSIA owing to third parties. GENSIA agrees to indemnify GENTA JAGO and hold GENTA JAGO harmless from and against all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs, arising from liabilities and obligations of GENTA JAGO to GENSIA arising out of or related to the GJT Collaboration Agreement which liabilities and obligations have accrued prior to the Effective Date and are actually known by GENSIA; provided, however, that in no event shall GENSIA indemnify GENTA JAGO in respect of obligations and liabilities of GENTA JAGO owing to third parties. GENSIA agrees to indemnify SKYEPHARMA, BRIGHTSTONE or GENTA JAGO and hold each of them harmless from and against all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs, arising from liabilities and obligations of GENSIA owing to third parties related to the GJT Collaboration Agreement, provided, however, that the foregoing indemnification shall not apply to losses, liabilities, damages and expenses of the indemnified parties incurred as a result of the operation of the first sentence of this Section 4.1. The foregoing notwithstanding, in no event will any party hereto be required to indemnify another party hereunder for any loss, liability, damage or expense to the extent it is caused by acts of such indemnified party constituting gross negligence or willful misconduct or constituting a breach of this Agreement.

4.2 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Section 4 shall promptly notify the indemnifying party (the "Indemnitor") of any claim, demand, action or other proceeding in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor, provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee. The indemnity obligations under this Section 4 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 4, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 4. The Indemnitor may not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee, which consent shall not be unreasonably withheld. The Indemnitee, its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.


                                    ARTICLE 5
                  AMENDMENTS TO THE GJT COLLABORATION AGREEMENT

         The GJT Collaboration Agreement is hereby amended as follows:

5.1      The  reference  to GENTA JAGO in the  ingress of the GJT  Collaboration
         Agreement:

                  JOBEWOL INVESTMENTS BV (proposed to be renamed GENTA JAGO TECHNOLOGIES BV), a Dutch corporation ("Technologies"), having a place of business located at Vijzelstraat 32, NL-1017 Amsterdam, Netherlands, shall be deleted and replaced by the following:

                  GENTA JAGO TECHNOLOGIES BV, A DUTCH COMPANY ("TECHNOLOGIES"), HAVING A PLACE OF BUSINESS AT GRUNDSTRASSE 12, CH-6343 ROTKREUZ, SWITZERLAND,

5.2 In Section 1.2, the qualifying threshold of voting stock or other ownership interest shall be increased from at least forty percent (40%) to MORE THAN FIFTY PERCENT (50%).

5.3 Section 1.11 shall be deleted in its entirety and replaced by the following new Section:

         1.11 "GEOMATRIX(R) TECHNOLOGY" SHALL MEAN THE ORAL CONTROLLED-RELEASE DRUG DELIVERY AND RELATED TECHNOLOGY LICENSED TO TECHNOLOGIES BY JAGOTEC AG WHICH UTILIZES A HYDROPHILIC DRUG-CONTAINING MATRIX TABLET WHICH CONTROLS THE RELEASE OF THE DRUG THROUGH THE USE OF ONE OR MORE BARRIER LAYERS, TOGETHER WITH ALL IMPROVEMENTS THEREON AND THERETO.

5.4 Section 2.5 shall be deleted in its entirety and replaced by the following new Section:

         2.5 RIGHTS TO GEOMATRIX(R) TECHNOLOGY. TECHNOLOGIES REPRESENTS AND WARRANTS THAT IT HAS THE EXCLUSIVE RIGHT AND LICENSE FOR SALE AND USE IN THE FIELD UNDER THE PATENT RIGHTS, THE GEOMATRIX(R) TECHNOLOGY AND THE KNOW-HOW NECESSARY AND REQUIRED TO GRANT THE LICENSES UNDER ARTICLE
         6.1 BELOW, AND THAT IT HAS THE RIGHT TO GRANT THE LICENSES HEREUNDER.

5.5      Section 14.4 shall be amended by the following new sub-section

         14.4     TERMINATION OF THE LICENSE AGREEMENTS.
         14.4.1 IN THE EVENT THAT THE LICENSE AGREEMENT IS TERMINATED PRIOR TO THE EXPIRATION OF THE LAST TO EXPIRE OF THE PATENTS LICENSED TO TECHNOLOGIES IN THE TERRITORY, THEN JAGOTEC SHALL GRANT A DIRECT LICENSE TO BRIGHTSTONE WHEREUNDER THE SAME LICENSE RIGHTS AS ARE GRANTED UNDER THE LICENSE AGREEMENT TO TECHNOLOGIES ARE DIRECTLY GRANTED TO BRIGHTSTONE. IN THIS EVENT JAGOTEC SHALL ASSUME ALL RIGHTS AND OBLIGATIONS OF TECHNOLOGIES UNDER THIS AGREEMENT AND SHALL PROMPTLY CURE ALL DEFAULTS OF TECHNOLOGIES UNDER THIS AGREEMENT, IF ANY.

         14.4.2  NOTWITHSTANDING  ANYTHING  CONTAINED IN THIS SECTION  14.4,  NO
         ACTION TAKEN BY JAGOTEC AND/OR BRIGHTSTONE TO CONTINUE OR NOT TO CONTINUE THE LICENSE SHALL RELIEVE TECHNOLOGIES FROM ANY LIABILITY FOR ANY UNCURED DEFAULTS UNDER THIS AGREEMENT OR THE LICENSE AGREEMENTS, AND SUCH ACTION BY JAGOTEC AND/OR BRIGHTSTONE SHALL BE WITHOUT PREJUDICE TO ANY OTHER RIGHTS OR REMEDIES JAGOTEC AND/OR BRIGHTSTONE MAY HAVE IN LAW OR EQUITY.

5.6 In Section 20.1, the notice addresses to BRIGHTSTONE and Technologies are amended as follows:

         If to BRIGHTSTONE:   BRIGHTSTONE PHARMA INC.
                              109 MacKenan Drive
                              Cary, NC 27511, U.S.A.
                              att: Joseph F. Bozman, Jr.

         with copies to:     SKYEPHARMA PLC
                             105 Piccadilly
                             London W1V 9FN, England
                             att: Company Secretary

         and:                RINDERKNECHT GLAUS & STADELHOFER
                             Beethovenstrasse 7
                             P.O. Box 4451
                             CH-8022 Zurich, Switzerland
                             att: Dr. Thomas M. Rinderknecht

         If to TECHNOLOGIES: GENTA JAGO TECHNOLOGIES BV
                             Swiss Branch
                             Grundstrasse 12
                             CH-6343 Rotkreuz
                             att: Management Committee

         with copies to:     remains unchanged

5.7      Section 20.6 (Non-Competition) shall be deleted in its entirety.


                                    ARTICLE 6
                                 CONFIDENTIALITY

6.1 For a period of ten years from the Effective Date, GENSIA shall maintain in confidence and shall not use in any way information and data resulting from or related to the development of the Products under the GJT Collaboration Agreement and, to the extent not included in the foregoing, information supplied by GENTA JAGO and marked "Confidential" (collectively the "Information").

6.2 The obligation not to disclose or use Information shall not apply to any part of such Information that (a) is or becomes patented, published or otherwise part of the public domain other than by acts of GENSIA or its Affiliates or sublicensees in contravention of this Agreement, (b) is disclosed to GENSIA or its Affiliates or sublicensees by a Third Party, provided that such Information was not obtained by such Third Party directly or indirectly on a confidential basis, (c) prior to disclosure to GENSIA was already in possession of GENSIA or its Affiliates or sublicensees, provided such Information was not obtained directly or indirectly from GENTA JAGO under the GJT Collaboration Agreement, or (d) is disclosed in a press release agreed to by all parties hereto. GENSIA agrees that it shall not, directly or indirectly, perform research and development on, promote, sell or distribute another sustained release formulation of Nifedipine in the Territory, provided, however, that the foregoing non-competition obligation shall not apply to GENSIA in the event of a change of control (as defined in Section 13.2.4 of the License and Collaboration Agreement between GENSIA and BMCT).

6.3 Furthermore, GENSIA shall not disclose to any third party any of the terms or conditions of the GJT Collaboration Agreement or this Agreement without the prior written consent of the other parties hereto, except where and to the extent required by applicable law. Notwithstanding the foregoing, prior to the Effective Date, the parties hereto shall agree on the substance of information to describe the terms of this transaction, which information may be disclosed by GENSIA without the consent of the other parties hereto.


                                    ARTICLE 7
                 CLOSING, CONDITION PRECEDENT AND EFFECTIVE DATE

7.1 The closing of the transaction contemplated hereby ("Closing") shall take place at the offices of Bryan Cave LLP, counsel for BMCT, 700 Thirteenth Street, N.W., Washington, D.C., or at such other place as the parties may agree at 1:00 p.m. EST on February 24, 1997, provided that the following conditions precedent have been fulfilled:

         (a) GENSIA, JAGOTEC, BRIGHTSTONE and SKYE PHARMA shall have agreed upon and duly executed an assignment agreement (hereinafter the "JAGOTEC Assignment") providing for the assignment of all of GENSIA's rights and obligations under the License Agreement to, and the assumption thereof by, BRIGHTSTONE under terms and conditions reasonably acceptable to all parties thereto; and

         (b) GENSIA, JAGO PHARMA, BRIGHTSTONE and SKYE PHARMA shall have agreed upon and duly executed an assignment agreement (hereinafter the "JAGO PHARMA Assignment") providing for the assignment of all of GENSIA's rights and obligations under the Supply Agreement to, and the assumption thereof by, BRIGHTSTONE under terms and conditions reasonably acceptable to all parties thereto; and

         (c) GENSIA, BMCT, BRIGHTSTONE and SKYE PHARMA shall have agreed upon and duly executed an assignment agreement (hereinafter the "BMPC Assignment") providing for the assignment of all of GENSIA's rights and obligations under the BMPC Agreement to, and the assumption thereof by, BRIGHTSTONE under terms and conditions reasonably acceptable to all parties thereto.

7.2 Provided that the Closing shall take place as provided hereinbefore, the "Effective Date" of this transaction shall be October 1, 1996.


                                    ARTICLE 8
                                  MISCELLANEOUS

8.1 This Agreement embodies the entire understanding among the parties hereto and supersedes any prior representations, agreements, arrangements or understandings among them regarding the subject matter hereof, including but not limited to the letter of intent dated October 17, 1996. There are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto regarding the subject matter hereof which are not fully expressed herein.

8.2 No change, modification, extension, termination or waiver of this Agreement, or any provision herein contained, shall be valid unless made in writing and duly signed by authorized representatives of the parties hereto.

8.3 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

GENSIA, INC.

   /s/David F. Hale
---------------------------------
By:  David F. Hale
Its:  Chairman, President and CEO


GENTA JAGO Technologies B.V.


  /s/                                            /s/Thomas H. Adams
---------------------------------              ---------------------------------
By:                                            By: Thomas H. Adams, Ph.D.
Its:  Managing Director                        Its:  Managing Director


BRIGHTSTONE PHARMA INC.


  /s/
---------------------------------
By:
Its:  President


SKYE PHARMA PLC


   /s/
---------------------------------
By:
Its:  Chairman